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                                                                    EXHIBIT 10.5



                              STOCKHOLDER AGREEMENT

               This Stockholder Agreement (the "Agreement"), by and among Genencor International, Inc., a Delaware corporation (the "Company"), Eastman Chemical Company, a Delaware corporation ("Eastman") and Danisco A/S, a Danish corporation ("Danisco"), is dated this 25th day of July, 2000 and the provisions of this Agreement shall be effective as of the date set forth herein.

                                    RECITALS

        A. Eastman and Danisco (including affiliates of Danisco) each beneficially own approximately 48% of the issued and outstanding shares of Common Stock (as defined below) of the Company.

        B. The Company is in the process of registering its Common Stock on a Registration Statement on Form S-1 under the Securities Act (as defined below) and intends to engage in an underwritten initial public offering of its Common Stock (the "IPO").

        C. The parties desire to establish certain rights with respect to, among other things, voting and registration rights in contemplation of the IPO.

                                    AGREEMENT

               The parties hereby agree as follows:

        1. Definitions.

               Capitalized terms in this Agreement shall have the following respective meanings:

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               (c) "Common Stock" shall mean the Company's common stock, par value $0.01 per share.

               (d) "Director(s)" shall mean an individual member or members of the Board of Directors of the Company.



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               (e) "Effective Date" shall mean the date this Agreement becomes effective as set forth in Section 2 of this Agreement.

               (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (g) "Holder" shall mean any holder of the Company's securities that is entitled to registration rights with respect to such securities.

               (h) The terms "Register" and "Registration" refers to registration under the Securities Act of an offering of securities.

               (i) "Registrable Securities" shall mean all shares of Common Stock held by a Stockholder unless (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement, or (ii) all of such Common Stock may be freely sold and transferred during a three month period pursuant to Rule 144 under the Securities Act or any successor rule.

               (j) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 6 or 7 of this Agreement, as applicable, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, Blue Sky fees and expenses (which fees and expenses shall be deemed to include all fees and expenses of the Company arising out of filings required by, and all other costs and expenses incident to compliance with, state securities laws, rules and regulations), and the expense of any special audits incident to or required by any such registration.

               (k) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               (l) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

               (m) "Stockholder" shall mean Eastman and Danisco, individually, and "Stockholders" shall mean Eastman and Danisco, collectively.

        2. Effective Date.

               The provisions of this Agreement shall become effective upon the consummation of the IPO (the "Effective Date") and shall remain in effect except as provided elsewhere in this Agreement. In the event the IPO has not occurred by December 31, 2000, this Agreement shall be null and void and shall not become effective, notwithstanding any IPO occurring after December 31, 2000.



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        3. Termination of Prior Agreements.

               On the Effective Date, the Replacement Stockholders' Agreement among the parties hereto, dated December 31, 1993, as amended from time to time, and the Additional Rights Agreement among the parties hereto, dated December 31, 1993, as amended from time to time, shall terminate.

        4. Election of Directors.

               4.1 Board Composition. No later than ninety (90) days from the Effective Date, the Stockholders and the Company shall take all actions necessary to cause the Board of Directors to be comprised of ten (10) members, three of whom shall be designees of Eastman (the "Eastman Designees"), three of whom shall be designees of Danisco (the "Danisco Designees," and together with the Eastman Designees, the "Stockholder Designees"), one of whom shall be the Chief Executive Officer of the Company (the "CEO"), and three of whom shall be persons who are not otherwise affiliates (as defined under the Securities Act and the regulations thereunder) of the Company, Eastman or Danisco (the "Independent Directors").

               4.2 Limitation and Termination of Nomination Rights. Each Stockholder shall be limited to two Stockholder Designees at such time as such Stockholder owns a number of shares of Common Stock less than twenty percent (20%) of the issued and outstanding Common Stock on a fully-converted basis. Each Stockholder's right to designate Directors under this Agreement shall terminate at such time as such Stockholder owns a number of shares of Common Stock equal to or less than ten percent (10%) of the issued and outstanding Common Stock on a fully-converted basis. The Stockholders agree to request their Designees to resign from the Board as required to meet the provisions of this
Section 4.2. Any vacancy caused by the operation of this Section 4.2 shall be filled by an Independent Director.

               4.3 Voting and Other Actions. The Company and the Stockholders agree to take such actions as are necessary to effectuate the provisions of Sections 4.1 and 4.2 both with respect to the time period specified in the first sentence of Section 4.1 and all subsequent elections and appointments of members of the Board. Without limiting the foregoing, the authorized number of members of the Board of Directors shall not be greater than 10 without an amendment of this Agreement in accordance with the provisions of this Agreement. In addition, the Company and the Stockholders shall also take such other action as is necessary to ensure that the composition of the Board of Directors is in compliance with the requirements of the Nasdaq National Market.

        5. Restriction on Acquisition or Control of the Company or its Subsidiaries.

               Except as specifically provided in this Agreement, for a period of two (2) years from the Effective Date, neither Stockholder nor any of its affiliates (as such term is defined under the Exchange Act) shall, unless specifically authorized by all of the Board members who are not designated by such Stockholder as Stockholder Designees, directly or indirectly effect or seek to effect, participate in, or support a proposal to cause:



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                a. any acquisition (or beneficial ownership) of any securities or assets of the Company or any of its subsidiaries;

                b. any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries;

                c. any proxy contest to obtain consents to vote any of the Company's voting securities; or

                d. any action alone or with others to seek to control or influence the management, Board or policies of the Company.

        6. Demand Registration.

               6.1 Request for Registration.

                      At any time following the expiration of 180 days after, and prior to ten (10) years from, the Effective Date, a Stockholder may make a written demand (a "Demand") that the Company effect a Registration of Registrable Securities on such form that the Company deems appropriate and as required by the Commission for an offering of its Registrable Securities to the public; provided, however, that such demand shall have an aggregate price to the public of at least $20 million in a situation in which the Company is not eligible to register such offering on Form S-3 and $5 million in a situation in which the Company is eligible to register such offering on Form S-3. Within 30 days of receipt of the Demand, the Company shall (i) promptly give written notice of the proposed Registration to the other Stockholder, if applicable, and shall (ii) as soon as practicable with an aim of filing within 30 days, use commercially reasonable efforts to effect Registration of the Registrable Securities specified in the Demand, together with any Registrable Securities of the other Stockholder, if joining in such Demand. Unless otherwise agreed in writing by the Company, the Stockholders, acting independently or together, may only make such Demand two times in any given 12-month period of time, the second of which may not be made without the consent of any Stockholder which did not participate in the first such Demand within such 12-month period of time.

               6.2 Right of Deferral of Registration.

                      If the Company shall furnish to each Stockholder joining in the Demand a statement signed by the Chief Executive Officer of the Company and approved by a majority of the Independent Directors stating that, in his good faith judgment, such Registration would be significantly detrimental to the Company, the Company shall have the right to defer the filing of a Registration Statement with respect to such Demand for a period of not more than seventy-five
(75) days from delivery of the Demand of the Stockholder(s).



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               6.3 Underwriting in Demand Registration.

                      6.3.1 Notice of Underwriting.

                             If a Stockholder intends to distribute the
Registrable Securities covered by the Demand by means of an underwritten public offering, such Stockholder shall so advise the Company as a part of the Demand. The right of any Stockholder to Registration pursuant to this Section 6 shall be conditioned upon such Stockholder's agreement to participate in such underwriting and the inclusion of such Stockholder's Registrable Securities in the underwriting.

                      6.3.2 Selection of Underwriter in Demand Registration.

                             The Company shall (together with each Stockholder
proposing to distribute securities through an underwritten public offering) enter into an underwriting agreement with the representative(s) ("Underwriter's Representative") of the underwriter or underwriters selected for such underwritten public offering by the Company.

                      6.3.3 Right of Withdrawal in Demand Registration.

                             If any Stockholder or other stockholder of
securities entitled (upon request) to be included in such Registration disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Stockholders delivered at least seven (7) business days prior to the proposed effective date of the Registration Statement as disclosed to such Stockholder by the Company; provided, however, that such withdrawn registration shall count as a Demand Registration unless the Stockholder(s) making such Demand reimburse the Company for the Company's fees and expenses relating to such withdrawn Registration.

               6.4 Blue Sky in Demand Registration.

                  In the event of any Registration pursuant to this Section 6, the Company shall exercise reasonable commercial efforts to qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               6.5 Inclusion of Other Holders in Demand Registration.

               If the Company, officers or directors of the Company or any other Holder requests inclusion of securities in such Registration, the Stockholder(s), to the extent they deem it advisable and consistent with the goals of such Registration, shall permit such securities to be included in the offering and may condition such offer on the acceptance by such persons of the terms of this Section 6. In the event, however, that the number of shares so included exceeds the number of shares of Registrable Securities included by all Stockholders, such Registration shall



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be treated as governed by Section 7 hereof rather than Section 6, and it shall not count as a Registration for purposes of Section 6.1 hereof.

        7. Piggyback Registration.

               7.1 Notice of Piggyback Registration and Inclusion of Registrable Securities.

                      Subject to the terms of this Agreement, in the event the Company chooses to Register any of its Common Stock, prior to the date ten (10) years after the Effective Date, on a form that is suitable for a Registration involving Registrable Securities, the Company will: (i) promptly give each Stockholder written notice (the "Company Notice") thereof, and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Stockholder within fifteen (15) days after delivery of the Company Notice.

               7.2 Underwriting in Piggyback Registration.

                      7.2.1 Notice of Underwriting in Piggyback Registration.

                             If the Company Notice relates to an underwritten
public offering, the Company shall so advise the Stockholders in the Company Notice. In such event the right of any Stockholder to Registration shall be conditioned upon the inclusion of such Stockholder's Registrable Securities in such underwritten public offering to the extent provided in this Section 7. All Stockholders proposing to distribute their securities through such underwriting shall (together with the Company and any other stockholders participating in such offering) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Company shall select the underwriters.

                      7.2.2 Marketing Limitation in Piggyback Registration.

                             In the event the Underwriter's Representative
advises the Stockholders seeking registration of Registrable Securities pursuant to this Section 7 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be offered to the public, the Underwriter's Representative may limit the number of shares to be Registered by the Stockholders to comprise not more than twenty-five (25%) of such offering.

                      7.2.3 Withdrawal in Piggyback Registration.

                             If any Stockholder disapproves of the terms of any
such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) business days prior to the effective date of the Registration Statement as disclosed to such Stockholder by the Company.



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               7.3 Blue Sky in Piggyback Registration.

                      In the event of any Registration of Registrable Securities pursuant to this Section 7, the Company shall use commercially reasonable efforts to qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        8. Expenses of Registration.

               All Registration Expenses and Selling Expenses incurred in connection with any Registration made pursuant to Section 6 shall be borne by the Stockholders pro rata based upon the number of shares of Common Stock being registered by each Stockholder. All Registration Expenses incurred in connection with any registration pursuant to Section 7 shall be borne by the Company; provided that all Selling Expenses shall be borne by the Stockholders pro rata on the basis of the number of shares registered.

        9. Indemnities.

                 In the event of any registered offering of Registrable Securities pursuant to this Sections 6 or 7:

               9.1 The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Stockholder and any underwriter for such Stockholder, and each person, if any, who controls the Stockholder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which the Stockholder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse the Stockholder, such underwriter and each such controlling person of the Stockholder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable to any such Stockholder, underwriter or controlling person in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Stockholder, such underwriter or such controlling persons in writing specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any



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underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 9.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling Stockholder, the underwriter or any controlling person of the selling
Stockholder or the underwriter, and regardless of any sale in connection with such offering by the selling Stockholder. Such indemnity shall survive the transfer of securities by a selling Stockholder.

               9.2 Each Stockholder participating in a registration hereunder will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling Stockholder's consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on
(i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Stockholder will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Stockholder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 9.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Stockholders, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of a Stockholder exceed the gross proceeds (net of underwriting discounts and commissions) from the offering received by such Stockholder.

               9.3 Promptly after receipt by an indemnified party pursuant to the provisions of Sections 9.1 or 9.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be



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made against the indemnifying party pursuant to the provisions of said Section
9.1 or 9.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 9.1 or 9.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall give the indemnified party at least 20 days (or such shorter period as shall reasonably be required under the circumstances) notice of any proposed settlement, together with true and correct copies of any proposed settlement.

               9.4 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Sections 9.1 or 9.2 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Stockholders on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Stockholders on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Registration Expenses) received by the Company bears to the total net proceeds from the offering received by the Stockholders. The relative fault shall be determined by reference to,



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among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Stockholders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Stockholders agree that it would not be just and equitable if contributions pursuant to this Section 9.4 were determined by pro rata allocation (even if the Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9.4, (i) no Stockholder shall be required to contribute any amount in excess of the gross proceeds of the offering to such Stockholder, net of underwriting discounts or commissions and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Stockholders' obligations in this Section 9.4 to contribute are several in proportion to their respective underwriting obligations and not joint.



        10. Obligations of the Company.

         Whenever required under Sections 6 or 7 to effect the registration of any Registrable Securities, the Company shall:

               10.1 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Stockholders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety days or, if sooner, until the distribution contemplated in the Registration Statement has been completed.

               10.2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

               10.3 furnish to the Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               10.4 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing



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underwriter of such offering. Each Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement. If permitted by the managing underwriter, the Stockholders may, at their option, require that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement be conditions precedent to the obligations of such Stockholders. If permitted by the managing underwriter, The Stockholders shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than the representations, warranties or agreements regarding the Stockholders, the Stockholders' right title and interest in the Registrable Securities and the Stockholders' intended method of distribution or any other representations or warranties required by law.


               10.5 promptly notify each Stockholder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and the Company agrees to prepare and furnish to the Stockholders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances underlying such statements.

               10.6 cause all Registrable Securities registered pursuant hereunder to this Agreement to be listed on each securities exchange or approved for quotation on the Nasdaq National Market or such other automated quotation system on which similar securities issued by the Company are then listed or quoted.

               10.7 provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               10.8 furnish, at the request of any Stockholder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholders requesting registration of Registrable Securities and (ii) a letter dated such date and a bring-down letter dated the closing date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to



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underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholders requesting registration of Registrable
Securities.

               10.9 notify a Stockholder the shares of which are registered in the offering when the Registration Statement covering such Stockholder's Registrable Securities becomes effective, upon the issuance of any stop order by the SEC, or of the receipt of any notification of the suspension of qualification under state securities or Blue Sky laws, the Company hereby agreeing to use commercially reasonable efforts to obtain the withdrawal of any stop order or suspension of qualification.

               10.10 otherwise use commercially reasonable efforts to comply with all applicable rules of the SEC, and make available to the Stockholders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.



        11 Termination of Registration Rights.

         The registration rights granted pursuant to this Agreement shall terminate as to any Stockholder at the time such Stockholder is able to sell all Registrable Securities held by it in a three-month period under Rule 144, excluding Rule 144(k) promulgated under the Securities Act of 1933.

        12. Market Stand-Off.

        Each Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 12 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors of the Company enter into similar agreements. The underwriters in connection with the Company's public offering are intended third party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.


        13. Public Information.

         At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, (b) the Company registers a class of securities under Section 12 of the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto (the "Exchange Act"), or (c) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall undertake to make publicly available and available to the Stockholders pursuant to Rule 144, such information as is necessary to enable the Stockholders to make sales of Registrable Stock pursuant to Rule 144. The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Stockholder upon request, a written statement executed by the Company as to the steps it has taken to so comply.

        14. Information Furnished by Stockholders.

               It shall be a condition precedent of the Company's obligations under this Agreement that each Stockholder of Registrable Securities included in any Registration furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder or Stockholders as the Company may reasonably request or as may be required by the Securities Act.

        15. Transactions with Stockholders.

               All commercial transactions and agreements between the Company and the Stockholders or the Company and the Stockholders' affiliates, including but not limited to, agreements related to research and development, technology transfers, intellectual property licenses, manufacturing, and product supply shall be negotiated and conducted on an arm's length basis and shall be consummated upon commercially reasonable terms.



        16. Miscellaneous.

               16.1 Counterparts.

               This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy; telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

               16.2 Entire Agreement; Successors and Assigns.

                      This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Stockholder without the written consent of the Company, or by the Company without the consent of the Stockholders, in either case which consent shall not be unreasonably withheld, provided however, in the event a party sells or otherwise transfers substantially all of its assets to a third party acquiror and the acquiror is not a direct competitor of the parties hereto, then the acquiror may be assigned all of such party's registration rights and obligations (but no other rights or obligations) under this Agreement, without the written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. In no event shall any transferee of Common Stock be entitled, solely as a result of such transfer, to any of the benefits of this Agreement or to enforce the same.

               16.4 Governing Law.

                      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

               16.5 Severability.

               Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

               16.6 Further Assurances.

               The Company and each Stockholder agree that, from time to time, each of them will, and will cause their respective affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.

               16.7 Public Releases and Announcements.

               Each Stockholder agrees that it shall endeavor to provide to the Company advance copies of, or, in the case of oral announcements, advance notice of, any public release or announcement concerning the Company to be issued, released or made by it or any of its affiliates, in each case, at least five business days prior to such release or announcement.

               16.8 Headings.

                      The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

               16.9 Notices.

                      Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, upon receipt if transmitted by facsimile or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed:

                      If to the Company:

                                            Genencor International, Inc.
                                            925 Page Mill Road
                                            Palo Alto, California 94304-1013
                                            Attention:  Senior Vice President,
                                            Commercial and Legal Affairs

                      If to Eastman:        Eastman Chemical Company
                                            ------------------------------------
                                            P.O. Box 511
                                            ------------------------------------
                                            Kingsport, TN 37662-5-75
                                            ------------------------------------
                                            Attention: General Counsel

                      If to Danisco:        Danisco A/S
                                            ------------------------------------
                                            Langebrogade 1
                                            ------------------------------------
                                            DK-1001 Copenhagen, Denmark
                                            ------------------------------------
                                            Attention: General Counsel

               16.10 Amendment of Agreement.

                      Only a written instrument signed by the Company and each of the Stockholders may amend this Agreement or any provision of this Agreement.

        17. Termination and Survival.

                      Notwithstanding anything to the contrary contained herein, in the event either Stockholder owns a number of shares of Common Stock less than five percent (5%) of the issued and outstanding Common Stock on a fully converted basis, this Agreement shall automatically terminate with respect to the effected Stockholder. Termination of this Agreement under this Section 17 as it relates to either Stockholder individually or the Stockholders collectively shall not affect Stockholder rights under Section 9 (Indemnities) and Section
16.2 (Successors and Assigns) which shall survive termination.

                            (SIGNATURE PAGE FOLLOWS)

               IN WITNESS WHEREOF, the parties authorized representatives have executed this Agreement as of the day and year first above written.

GENENCOR INTERNATIONAL, INC.



By:  /s/ Stuart L. Melton
   ---------------------------------------
Its:  Senior Vice President
   ---------------------------------------

EASTMAN CHEMICAL COMPANY


By:  /s/ James L. Chitwood
   ---------------------------------------
Its: Senior VP & Chief Technology Officer
    --------------------------------------


DANISCO A/S
(On behalf of itself and its affiliates)


By:  /s/ Robert H. Mayer
   ---------------------------------------
Its:  Executive Vice President
    --------------------------------------

By:  /s/ Soren Bjerre-Nielsen
   ---------------------------------------
Its:  Executive Vice President, CFO
    --------------------------------------




                                       17